UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: March 14, 2018

(Date of earliest event reported)

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38467	46-3231686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota		55425
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Grant of Stock Options to Certain Members of Management and Employees

On March 14, 2019, the Board of Directors (the “Board”) for Ceridian HCM Holding Inc. (the “Company”) approved the grant of options to purchase up to 3,895,594 shares of the Company’s common stock (the “Options”) under its 2018 Equity Incentive Plan. The Options will be granted to certain members of management, key employees and newly hired and promoted employees of the Company. The Company intends to grant the Options on March 20, 2019 with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date the Options are granted. The Options will vest over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: March 15, 2019